CONSENT OF COUNSEL

                                                                  EXHIBIT (i)(2)
                      GAMCO International Growth Fund, Inc.

     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 16 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79994, Investment Company Act File No. 811-08560) of GAMCO International Growth Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                             /S/ WILLKIE FARR & GALLAGHER LLP
                                             --------------------------------
                                                 Willkie Farr & Gallagher LLP


April 28, 2006

New York, New York